Exhibit 99.4

MEDIAMIND TECHNOLOGIES INC. AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands

	December 31,	June 30,
	2010	2011
		Unaudited

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$21,484	$55,895
Short-term deposit	75,873	49,699
Marketable securities	—	2,026
Restricted cash	1,180	1,189
Trade receivables, net	25,604	27,164
Other accounts receivable and prepaid expenses	2,926	5,294

Total current assets	127,067	141,267

LONG-TERM ASSETS:
Marketable securities	2,043	—
Deferred taxes, net	2,146	583
Severance pay fund	2,267	2,681
Other long-term assets	1,041	952

Total long-term assets	7,497	4,216

PROPERTY AND EQUIPMENT, NET	5,014	8,191
INTANGIBLE ASSETS AND GOODWILL	51	1,568

Total assets	$139,629	$155,242

1

MEDIAMIND TECHNOLOGIES INC. AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands

	December 31,	June 30,
	2010	2011
		Unaudited

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Trade payables	$756	$1,436
Employees and payroll accruals	3,996	6,251
Other accounts payable	5,094	7,756

Total current liabilities	9,846	15,443

LONG-TERM LIABILITIES:
Deferred taxes, net	—	104
Accrued severance pay and other employee accruals	3,413	4,100
Other long term liabilities	—	638

Total long-term liabilities	3,413	4,842

STOCKHOLDERS’ EQUITY:
Stock capital:
Common stock of $ 0.001 par value - 88,000,000 shares authorized at December 31, 2010 and June 30, 2011; 21,692,207 and 22,721,900 shares issued at December 31, 2010 and June 30, 2011, respectively; 18,530,503 and 19,560,196 shares outstanding at December 31, 2010 and June 30, 2011, respectively.	22	23
Additional paid-in capital	109,927	117,766
Treasury stock at cost (3,161,704 shares of Common stock)	(23,213)	(23,213)
Accumulated other comprehensive profit (loss)	(440)	39
Retained earnings	40,074	40,342

Total stockholders’ equity	126,370	134,957

Total liabilities and stockholders’ equity	$139,629	$155,242

The accompanying notes are an integral part of the condensed consolidated financial statements.

2

MEDIAMIND TECHNOLOGIES INC. AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

U.S. dollars in thousands (except per share data)

	Three months ended June 30		Six months ended June 30,
	2010	2011	2010	2011
	Unaudited

Revenues	$21,224	$25,825	$37,225	$44,703
Cost of revenues	1,061	1,888	1,942	3,456

Gross profit	20,163	23,937	35,283	41,247

Operating expenses:
Research and development	2,237	3,057	4,498	6,009
Selling and marketing	11,554	13,997	21,602	25,562
General and administrative	1,881	6,421	3,856	8,808

Total operating expenses	15,672	23,475	29,956	40,379

Operating income:	4,491	462	5,327	868
Financial income (expenses), net	(559)	482	(477)	875

Income before income taxes	3,932	944	4,850	1,743
Income taxes	1,057	1,235	1,415	1,475

Net income (loss)	2,875	(291)	3,435	268

Accretion of Preferred stock dividend preference	(531)	—	(1,049)	—

Net income (loss) attributable to Common stockholders	$2,344	$(291)	$2,386	$268

Net earnings (loss) per share:

Basic	0.55	(0.02)	0.28	0.01

Diluted	0.36	(0.02)	0.21	0.01

Weighted average number of shares of Common stock used in computing earnings (loss) per share:

Basic	4,252	19,200	8,482	18,925

Diluted	8,022	19,200	16,034	22,100

The accompanying notes are an integral part of the condensed consolidated financial statements.

3

MEDIAMIND TECHNOLOGIES INC. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands

	Six months ended June 30,
	2010	2011
	Unaudited
Cash flows from operating activities:

Net income	$3,435	$268
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	841	1,630
Compensation related to options granted to employees	1,953	2,609
(increase) in trade receivables	(1,690)	(1,208)
(increase) in other accounts receivable, prepaid expenses and other	(1,241)	(762)
Decrease (increase) in deferred taxes	(532)	1,093
Decrease (increase) in other long-term assets	(58)	126
Increase in trade accounts payable	210	318
Increase in employee and payroll accruals	75	2,229
Increase in other payables	317	2,143
Increase in accrued severance pay and other employee accruals, net	274	225
(increase) in accrued interest	(91)	(233)
Excess tax benefit from stock-based compensation	—	(968)
Loss (gain) on disposal of property and equipment	(50)	57

Net cash provided by operating activities	3,443	7,527

Cash flows from investing activities:

Investments in short-term deposits	(9,337)	(43,140)
Proceeds from redemption of short-term deposits	7,750	69,538
Restricted cash	(1,657)	—
Release of restricted cash	264	—
Acquisition of business activity	—	(650)
Purchase of property and equipment	(2,386)	(4,263)
Proceeds from sale of property and equipment	11	6

Net cash provided by (used in) investing activities	(5,355)	21,491

Cash flows from financing activities:

Acquisition of treasury stock	(533)	—
Deferred issuance costs	(626)	—
Proceeds from exercise of stock options and warrants	322	4,263
Excess tax benefit from stock-based compensation	—	968

Net cash provided by (used in) financing activities	(837)	5,231

Increase (decrease) in cash and cash equivalents	(2,749)	34,249
Effects of exchange rate changes on cash and cash equivalents	(150)	162
Cash and cash equivalents at the beginning of the period	15,363	21,484

Cash and cash equivalents at the end of the period	$12,464	$55,895

The accompanying notes are an integral part of the condensed consolidated financial statements.

4

MEDIAMIND TECHNOLOGIES INC. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands

	Six months ended June 30,
	2010	2011
	Unaudited

Supplemental disclosure of cash flow information:

Cash paid during the period for:

Income taxes paid	$2,917	$2,304
Interest paid on taxes on income	$—	$9
Income interest received	$—	$532

Non-cash activities:

Purchase of property and equipment	$230	$503
Acquisition of business activity	$—	$942

The accompanying notes are an integral part of the condensed consolidated financial statements.

5

MEDIAMIND TECHNOLOGIES INC. AND ITS SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 1:-                        GENERAL

a.                            MediaMind Technologies Inc. (“the Company”) is a global provider of digital advertising campaign management solutions to media agencies and advertisers. The Company provides its customers with an integrated campaign management platform (“MediaMind”) that helps advertisers and agencies simplify the complexities of managing their advertising budgets across multiple digital media channels and formats, including online, mobile, rich media, in-stream video, display and search. MediaMind provides the Company’s customers with the ability to plan, create, deliver, measure, track and optimize digital media campaigns.

The Company markets its services through wholly-owned subsidiaries in Israel, the United Kingdom, France, Germany, Australia, Spain, Hong Kong, Japan, China, Mexico and Brazil. The subsidiaries provide marketing and distribution services for the Company’s solutions and services to its customers worldwide.

b.                           Initial Public Offering (“IPO”):

On August 10, 2010 the Company completed the IPO of its Common stock on the Nasdaq Capital Market. The Company issued 5,413,703 shares of Common stock, including 413,703 shares derived from exercise of the underwriters’ over-allotment at a price of $ 11.50 per share for total gross proceeds of $ 62,258 or approximately $ 55,962 in net proceeds after deducting underwriting discounts and commissions of $ 3,795 and other offering costs of $ 2,501. Immediately prior to closing of the IPO each outstanding Convertible Preferred Shares was converted into 2.1068 Common stock based on the than effective conversion rate calculated as of the closing date. As none of the holders of the preferred stocks chose to redeem its holdings rather than to convert, no holder was entitled to receive accretion specified in the preferred stocks’ terms.

c.                            On March 31, 2011, the Company completed the acquisition of its selling agent in Italy, for a total consideration of $ 1,592, composed of $650 in cash and $942 representing the fair value of the contingent consideration to be paid to the selling agent calculated based on 2011 and 2012 projected revenues in Italy, as defined in the agreement. The acquisition was accounted for using the purchase method of accounting in accordance with ASC 805. Under Purchase Accounting, since the Company did not Purchase any tangible assets, the total purchase price was allocated only to identifiable intangible assets based on their estimated fair values at the acquisition date as set forth below. The excess of the purchase price over the identifiable intangible assets was assigned to goodwill.

An amount of $936 was considered as an intangible asset related to customer relationships. The excess of the purchase price of an acquired business over the fair value of the intangible asset in the amount of $656 was allocated to goodwill. The customer relationships are being amortized over a period of 5 years using the accelerated method.

MEDIAMIND TECHNOLOGIES INC. AND ITS SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except per share data)

NOTE 1:-                        GENERAL (Cont.)

d.  Acquisition by DG FastChannel

On June 15, 2011, DG FastChannel, Inc. (“Parent”), DG Acquisition Corp. VII, a wholly-owned subsidiary of Parent (“DG”), and the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, DG commenced a tender offer to purchase all of the Company’s issued and outstanding Shares, at a per Share price of $22.00 in cash, without interest thereon (the “Offer”). DG agreed to purchase all the vested options at a per Share price of $22.00 in cash net of the exercise price, and also to replace all the unvested options with options to purchase Common stock of DG.

On July 25, 2011, DG exercised its option (the “Top-Up Option”) to purchase Shares directly from the Company in accordance with the Merger Agreement, which resulted in DG owning more than 90% of the then outstanding shares.

On July 26, 2011, DG completed the acquisition of the Company following which the Company became a wholly-owned subsidiary of DG.

The Company has incurred approximately $3,230 in expenses related to the acquisition, primarily related to investment banking, legal, and accounting fees. Those expenses have been recorded as General and Administrative expenses in the accompanying Condensed Consolidated Statements of Operations.

NOTE 2:-                        SIGNIFICANT ACCOUNTING POLICIES

The condensed consolidated financial statements are prepared according to United States generally accepted accounting principles (“U.S. GAAP”).

a.                            Use of estimates:

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

b.                           Interim financial information:

The Company has prepared the accompanying unaudited condensed consolidated financial statements in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and disclosures required by U.S. generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, which include only normal recurring adjustments, considered necessary for a fair presentation have been included. Operating results for the three and six months ended June 30, 2011 are not necessarily indicative of the results that may be expected for the year ending December 31, 2011. These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes thereto for the year ended December 31, 2010 included in the Annual Report on Form 10-K of the Company for the year ended December 31, 2010.

MEDIAMIND TECHNOLOGIES INC. AND ITS SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 2:-                        SIGNIFICANT ACCOUNTING POLICIES (Cont.)

c.                            Principles of consolidation:

The condensed consolidated financial statements include the financial statements of the Company and its wholly owned subsidiaries. Intercompany transactions and balances have been eliminated upon consolidation.

d.                           Fair value measurements:

The following methods and assumptions were used by the Company in estimating fair value disclosures for financial instruments:

The carrying amounts reported in the balance sheet for cash and cash equivalents, bank deposits, trade receivables, other accounts receivable, trade payables and other accounts payable approximate their fair values due to the short-term maturities of such instruments.

The Company measures the fair value based on guidance of ASC 820, “Fair Value Measurements and Disclosures”, which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820 describes three levels of inputs that may be used to measure fair value as follows:

Level 1-	quoted prices in active markets for identical assets or liabilities;

Level 2 -	significant other observable inputs based on market data obtained from sources independent of the reporting entity;

Level 3 -	inputs that are unobservable (for example cash flow modeling inputs based on assumptions).

During the year ended December 31, 2010 and the three and six months ended June 30, 2011 (unaudited), no impairment losses were identified.

NOTE 3:-                        INCOME TAXES

a.                            During the six months period ended June 30, 2011, there have not been material changes in the Company’s tax status.

b.                           On January 6, 2011, an amendment to the Law for the Encouragement of Capital Investments, 1959 (“the Law”) was enacted. According to the amendment, the benefit tracks in the Law were modified and a flat tax rate may apply to the Company’s entire preferred income. Once the Company adopts the provisions of the amendment it will be subject to the following tax rates: 2011 and 2012 - 15%, 2013 and 2014 - 12.5% and in 2015 and thereafter - 12%.

The Company has elected not to adopt the provision of the amendment for fiscal year 2011 and will continue to examine the possible effect of the amendment on the financial statements, if it will be adopted in future years.

NOTE 4:-                        STOCKHOLDERS’ EQUITY

a.                            Stock split:

On July 23, 2010, the Company’s Board of Directors and Stockholders approved an amendment to its Certificate of Incorporation (“the Amendment”) to affect the 2:1 stock split. The equity accounts and all share and per share data of the Company have been retroactively adjusted to reflect the stock split. Following the Amendment and until the closing of the IPO on August 10, 2010, the Company’s authorized shares consisted of 19,200,000 shares of Common stock and 2,100,000 shares of Preferred stock. After the closing of the IPO, the Company filed an Amendment and Restated Certificate of Incorporation (“the Second Amendment”).

MEDIAMIND TECHNOLOGIES INC. AND ITS SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 4:-                        STOCKHOLDERS’ EQUITY (Cont.)

Following the Second Amendment, the Company’s authorized shares consist of 88,000,000 shares of Common stock and 1,000,000 shares of Preferred stock.

b.                           Stock options:

The following assumptions were used to estimate the fair value of the stock options granted during the three and six months ended June 30, 2010 (unaudited) and 2011 (unaudited):

	Three months ended June 30		Six months ended June 30,
	2010	2011	2010	2011
	Unaudited

Risk free interest	—	2.11%	4.43%-5.33%	1.99%-2.72%
Dividend yields	—	0%	0%	0%
Volatility	—	59%	80%	59%-74%
Expected term (in years)	—	6.25	5-7	5.04-7
Weighted average fair value of options at grant date	—	$7.15	$11.16	$7.67

The Company recognizes compensation expense for the value of its awards, net of estimated forfeitures.

Estimated forfeitures are based on actual historical pre-vesting forfeitures.

The following table sets forth the total stock-based compensation expense resulting from stock options included in the condensed consolidated statements of income.

	Three months ended June 30		Six months ended June 30,
	2010	2011	2010	2011
	Unaudited

Cost of revenues	$4	$9	$8	$18
Research and development expenses	190	247	378	499
Selling and marketing expenses	454	667	905	1,208
General and administrative expenses	333	447	662	884

Total stock-based compensation expense	$981	$1,370	$1,953	$2,609

The expected option term represents the period that the Company’s stock options are expected to be outstanding and was determined based on the simplified method permitted by SAB 110 as the average of the vesting period and the contractual term.

MEDIAMIND TECHNOLOGIES INC. AND ITS SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 4:-                        STOCKHOLDERS’ EQUITY (Cont.)

The risk-free interest rate is based on the yield from U.S. Treasury zero-coupon bonds with an equivalent term. The Company has historically not paid dividends and has no foreseeable plans to pay dividends.

A summary of employee option activity under the Company’s equity incentive plans as of January 1, 2011 and changes during the six months ended June 30, 2011 are as follows:

	Number of options	Weighted average exercise price	Weighted average remaining contractual term (years)	Aggregate intrinsic value

Outstanding at January 1, 2011	6,129,506	5.74
Granted	944,000	14.55
Exercised	(1,029,693)	4.14
Forfeited and cancelled	(174,263)	12.61

Outstanding at June 30, 2011 (unaudited)	5,869,550	7.23	6.50	86,342

Vested and expected to vest at June 30, 2011 (unaudited)	5,278,908	6.60	6.20	80,993

Exercisable at June 30, 2011 (unaudited)	3,946,205	4.82	5.27	67,542

The weighted-average grant-date fair value of options granted during the six months ended June 30, 2011 was $ 7.67. The aggregate intrinsic value in the table above represents the total intrinsic value that would have been received by the option holders had all option holders exercised their options on June 30, 2011. This amount changed, based on the fair value of the Company’s Common stock. As of June 30, 2011, there were approximately $ 11,403 of total unrecognized compensation costs related to non-vested share-based compensation arrangements granted under the Company’s equity incentive plan. That cost is expected to be recognized over a weighted-average period of 3.18 years.

The total intrinsic value of options exercised during the six months ended June 30, 2011 was $ 11,875.

MEDIAMIND TECHNOLOGIES INC. AND ITS SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 4:-        STOCKHOLDERS’ EQUITY (Cont.)

The options outstanding under the Company’s equity incentive plan as of June 30, 2011 (unaudited), have been separated into exercise prices as follows:

Exercise price	Options outstanding as of June 30, 2011	Weighted average remaining contractual life (years)	Options exercisable as of June 30, 2011

$0.001	258,736	0.32	258,736
$0.005	267,499	0.52	267,499
$1.35	238,400	3.19	238,400
$1.94	5,000	3.59	5,000
$2.00	8,962	3.83	8,962
$2.10	40,000	4.32	40,000
$2.13	271,750	4.5	271,750
$2.55	267,070	4.26	267,070
$5.11	720,106	7.55	454,808
$5.65	1,430,801	5.66	1,422,133
$6.32	169,618	7.36	117,440
$7.05	222,434	6.7	189,008
$8.75	438,776	8.27	190,992
$13.10	69,872	7.78	28,930
$13.45	266,560	9.41	35,950
$13.74	358,716	9.77	12,068
$14.95	125,000	9.57	13,028
$15.12	444,000	9.55	45,291
$16.87	266,250	8.92	79,140

	5,869,550		3,946,205

MEDIAMIND TECHNOLOGIES INC. AND ITS SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 5:-        NET EARNINGS PER SHARE

The following table sets forth the computation of the basic and diluted earnings (loss) per share:

a.         Numerator

	Three months ended June 30		Six months ended June 30,
	2010	2011	2010	2011
	Unaudited

Net income (loss) as reported	2,875	(291)	3,435	268

Deduct:

Accretion of series A-1 Preferred stock dividend preference	(531)	—	(1,049)	—

Numerator for basic net earnings (loss) per share of Common stock	2,344	(291)	2,386	268

Add:

Accretion of series A-1 Preferred stock dividend preference	531	—	1,049	—
Numerator for diluted net earning (loss) per share of Common stock	2,875	(291)	3,435	268

b.         Denominator (in thousands)

Weighted average number of shares of Common stock	4,252	19,200	8,482	18,925
Denominator for basic income (loss) per share of Common stock	4,252	19,200	8,482	18,925

Add:

Employee stock options and warrants	1,591	—	3,193	3,175
Series A-1 Preferred stock conversion	2,179	—	4,359	—

Denominator for diluted income (loss) per share of Common stock	8,022	19,200	16,034	22,100

The total numbers of options to purchase Common stock excluded from the calculation of diluted earnings (loss) per share, as they would have an anti-dilutive effect were 0 and 1,558 for the six months periods ended June 30, 2010 (unaudited) and 2011 (unaudited), respectively, and 0 and 5,870 for the three months periods ended June 30, 2010 (unaudited) and 2011 (unaudited), respectively.

MEDIAMIND TECHNOLOGIES INC. AND ITS SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 6:-            GEOGRAPHIC INFORMATION

The Company applies ASC 280, “Segment Reporting” (formerly: SFAS No. 131 “Disclosures about Segments of an Enterprise and Related Information.”) The Company operates in one reportable segment (see Note 1 for a brief description of the Company’s business).

Revenues by geographical area are based on the address of the agency. The following table sets forth revenues by geographic area:

	Three months ended June 30		Six months ended June 30,
	2010	2011	2010	2011
	Unaudited

Revenues:
United States	$5,797	$6,685	$9,939	$12,237
Europe, Middle East and Africa (EMEA) (excluding United Kingdom)	7,804	9,665	13,603	15,717
United Kingdom	3,205	3,242	5,687	5,880
Asia Pacific (APAC)	3,055	3,962	5,641	7,284
Latin America	927	1,703	1,564	2,494
Canada	436	568	791	1,091

	$21,224	$25,825	$37,225	$44,703

The following table sets forth long-lived assets by geographic area:

	December 31,	June 30,
	2010	2011
		Unaudited
Long-lived assets:
United States	$2,165	$3,357
Europe	503	576
Israel	2,179	3,955
Other	167	303

	$5,014	$8,191

The Company has one major customer that accounted for more than 10% of revenues during all periods presented. While this customer is the major media agency from which the Company generates revenues, it is also a web publisher that acts in certain cases as the paying customer for other media agencies that purchase the Company’s services.

During the six months ended June 30, 2010 (unaudited) and 2011 (unaudited), this major customer as a media agency accounted for approximately 7%, and 5% of the Company’s revenues, respectively. In addition, as the paying customer of other media agencies it accounted for approximately 9% and 6%, aggregating to a total of 16% and 11% for the six months ended June 30, 2010 (unaudited) and 2011 (unaudited), respectively.

MEDIAMIND TECHNOLOGIES INC. AND ITS SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 7:-            DERIVATIVE INSTRUMENTS

The Company recognized a net gain from its currency forward transactions of $ 63 and $ 331 during the six months ended June 30, 2010 (unaudited) and 2011 (unaudited) respectively, and a net gain from its currency forward transactions of $ 8 and $ 247 during the three months ended June 30, 2010 (unaudited) and 2011 (unaudited).

An amount of $ 58, $ 322 and $ 249 was offset against operating expenses during the six months ended June 30, 2010 (unaudited) and 2011 (unaudited), and during the three months ended June 30, 2011 (unaudited), respectively, and an amount of $ 3 was added to operating expenses during the three months ended June 30, 2010 (unaudited).

An amount of $ 5 and $ 9 was included in financial income, net during the six months ended June 30, 2010 (unaudited) and 2011 (unaudited), respectively, and an amount of $ 5 and $ 2 was offset from the financial income, net during the three months ended June 30, 2010 (unaudited) and 2011 (unaudited), respectively.

The Company recorded accumulated other comprehensive income in the amount of $ 51 during the six months ended June 30, 2011 (unaudited). The Company recorded accumulated other comprehensive expense in the amount of $ 227, $ 300 and $ 17 during the six months ended June 30, 2010 (unaudited) and the three months ended June 30, 2010 (unaudited) and 2011 (unaudited), respectively. Such amount will be recorded in earnings during the next 12 months.

NOTE 8:              MARKETABLE SECURITIES

Marketable securities with contractual maturities of less than one year are as follows:

December 31, 2010
	Amortized cost	Gross unrealized gains	Gross unrealized losses	Fair value

Corporate debentures	$—	$—	$—	$—

	June 30, 2011 (unaudited)
	Amortized cost	Gross unrealized gains	Gross unrealized losses	Fair value

Corporate debentures	$2,026	$44	$—	$2,070

Marketable securities with contractual maturities of one year through five years are as follows:

	December 31, 2010
	Amortized cost	Gross unrealized gains	Gross unrealized losses	Fair value

Corporate debentures	$2,043	$55	$—	$2,098

June 30, 2011 (unaudited)
	Amortized cost	Gross unrealized gains	Gross unrealized losses	Fair value

Corporate debentures	$—	$—	$—	$—

MEDIAMIND TECHNOLOGIES INC. AND ITS SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 8:              MARKETABLE SECURITIES (Cont.)

The unrealized gains in the Company’s investments in held-to-maturity marketable securities were mainly caused by interest rate changes. The contractual cash flow of these investments are issued by highly rated corporations. Accordingly, it is expected that the securities will not be settled at a price of less than the amortized cost of the Company’s investments.

In accordance with ASC 820, the Company measures its marketable securities at fair value. Marketable securities are classified within level 1 and are thus valued using quoted market prices.

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